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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 20, 1995, on our audits of the consolidated financial statements of Pride Petroleum Services, Inc. and subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994. We also consent to the reference to our firm under the caption "Independent Public Accountants."


                                        COOPERS & LYBRAND L.L.P.


Houston, Texas
September 7, 1995
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